Exhibit 10.3

MERCEDES-BENZ FINANCIAL SERVICES USA LLC,
as Servicer and as Lender,

MERCEDES-BENZ VEHICLE TRUST,
as Titling Trust,

and

COLLATERAL TITLE CO.,
as Collateral Agent

SECOND AMENDED AND RESTATED
SERVICING AGREEMENT

Dated as of May 1, 2023

TABLE OF CONTENTS

Page

ARTICLE ONE

USAGE AND DEFINITIONS; EFFECTIVENESS

Section 1.01. Capitalized Terms; Rules of Usage.	1
Section 1.02. Effectiveness	2

ARTICLE TWO

DESIGNATION

Section 2.01. Direction to the Servicer	2
Section 2.02. Servicing Supplement	2

ARTICLE THREE

THE SERVICER

Section 3.01. Appointment of Servicer	3
Section 3.02. Representations and Warranties of the Servicer	3
Section 3.03. Liability of the Servicer; Indemnities.	4
Section 3.04. Merger or Consolidation of, or Assumption of the Obligations of Servicer	6
Section 3.05. Delegation of Duties; Subservicers.	6
Section 3.06. MBFS USA Not to Resign as Servicer	7
Section 3.07. Insurance Policies.	7
Section 3.08. Execution of Documents; Licenses, Filings and Applications.	7
Section 3.09. Fees and Expenses.	8
Section 3.10. Termination	9

ARTICLE FOUR

PURCHASE OF LEASES AND VEHICLES

Section 4.01. Relationship With Dealers; Role of Servicer	9
Section 4.02. Administration and Titling of Vehicles.	10
Section 4.03. Purchase of Leases and Vehicles	10
Section 4.04. Listing of Vehicle Identification Numbers	10

ARTICLE FIVE

COLLECTIONS AND APPLICATION OF FUNDS

Section 5.01. Remittances.	11
Section 5.02. Establishment of Certain Accounts.	12

i

ii

EXHIBITS

Exhibit A	–	Locations of Lease Files	A-1
Exhibit B	–	Form of Monthly Revolving Facility Report	B-1

SCHEDULE

Schedule I	–	Addresses For Notice	SI-1

iii

This SECOND AMENDED AND RESTATED SERVICING AGREEMENT, dated as of May 1, 2023 (as amended, restated, supplemented with respect to a particular Reference Pool described herein or otherwise modified from time to time, this “Agreement”), is among MERCEDES-BENZ FINANCIAL SERVICES USA LLC, a Delaware limited liability company (“MBFS USA”), as servicer (in such capacity, the “Servicer”) and as Lender under the Collateral Agency Agreement referred to herein (in such capacity, the “Lender”), MERCEDES-BENZ VEHICLE TRUST, a Delaware statutory trust (the “Titling Trust”), and COLLATERAL TITLE CO., a Delaware corporation, as collateral agent (the “Collateral Agent”).

RECITALS

WHEREAS, pursuant to an Amended and Restated Trust Agreement, dated as of January 31, 2023 (the “Titling Trust Agreement”), among MBFS USA, Mercedes-Benz Trust Holdings LLC and BNY Mellon Trust of Delaware, Mercedes-Benz Vehicle Trust, a Delaware statutory trust (the “Titling Trust”), was created to hold title to leases, vehicles and certain related assets (the “Titling Trust Assets”);

WHEREAS, the Titling Trust Agreement provides for the creation from time to time of one or more “specified interests” to which certain Titling Trust Assets will be allocated;

WHEREAS, the Titling Trust is the successor by merger to Daimler Trust pursuant to the Titling Trust Merger Documents;

WHEREAS, the Titling Trust (as successor by merger to Daimler Trust), the Servicer and the Collateral Agent are parties to an Amended and Restated Servicing Agreement, dated as of March 1, 2009, (as amended, restated, supplemented or otherwise modified to the date hereof, the “Original Servicing Agreement”), that provides for, among other things, the servicing by the Servicer of the Titling Trust Assets allocated to a specified interest known as the “Mercedes-Benz Retail Specified Interest” (which pursuant to the Titling Trust Merger Documents was issued in exchange for and in replacement of the “Daimler Retail Specified Interest” previously issued by Daimler Trust); and

WHEREAS, the parties hereto wish to amend and restate the Original Servicing Agreement to reflect the Titling Trust as successor by merger to Daimler Trust and to address certain other matters set forth herein.

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE ONE

USAGE AND DEFINITIONS; EFFECTIVENESS

Section 1.01.  Capitalized Terms; Rules of Usage.

(a)          Capitalized terms used in this Agreement that are not otherwise defined shall have the meanings ascribed thereto in Appendix A to the Basic Collateral Agency Agreement or, if not defined therein, in Appendix 1 to the related Servicing Supplement, which Appendix A is hereby incorporated into and made a part of this Agreement.  Appendix A also contains rules as to usage applicable to this Agreement.  Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Agreement.

“Basic Collateral Agency Agreement” means the Second Amended and Restated Collateral Agency Agreement, dated as of May 1, 2023, among Mercedes-Benz Vehicle Trust (as successor to Daimler Trust), as borrower, U.S. Bank Trust National Association, as administrative agent, Collateral Title Co. (formerly known (prior to February 1, 2023) as Daimler Title Co.), as collateral agent, and MBFS USA, as lender and as servicer.

(b)          Except as otherwise indicated by the context, all references herein to (i) “Leases” shall be to Collateral Leases and (ii) “Vehicles” shall be to Collateral Vehicles.

Section 1.02.  Effectiveness. The amendments to the Original Servicing Agreement effected hereby shall be effective as of the Effective Date, or with respect to any Exchange Note issued prior to the Effective Date, upon compliance with the amendment terms set forth in the related Servicing Supplement.

ARTICLE TWO

 DESIGNATION

Section 2.01.  Direction to the Servicer.  Pursuant to the Titling Trust Agreement, the Titling Trust directs the Servicer to deliver on its behalf any notices with respect to the acquisition or disposition of assets as may be required to be delivered to the Titling Trust Administrator pursuant to the Titling Trust Agreement in connection with the acquisition, sale or other disposition of any Collateral Asset.  So long as MBFS USA remains both the Servicer and the Titling Trust Administrator, MBFS USA will be deemed to have delivered any such notice when it indicates, in its capacity as Titling Trust Administrator, the assignment of the applicable Vehicle on the books and records maintained with respect to the Titling Trust.

Section 2.02.  Servicing Supplement.  In connection with the issuance of an Exchange Note pursuant to Section 4.01(a) of the Collateral Agency Agreement, the parties hereto may enter into a supplement to this Agreement (each, a “Servicing Supplement”) that sets forth specific rights and duties of the Servicer and other agreements and undertakings with respect to the administration and servicing of the Leases and Vehicles included in the related Reference Pool, including:

(a)          the representations and warranties, if any, to be made by the Servicer with respect to such Leases and Vehicles;

(b)          the indemnification by the Servicer of the related Exchange Noteholder, any owner trustee or administrator of the related Exchange Noteholder, any indenture trustee, note purchaser, agent or underwriter with respect to debt obligations issued by an Exchange Noteholder and secured by an Exchange Note, the respective officers, directors, employees and agents of such Persons and any other Person that the Servicer agrees to indemnify, in each case with respect to the servicing of the related Reference Pool;

(c)          the rate and any other terms with respect to the related Reference Pool Servicing Fee;

(d)          the manner in which the Servicer will service and administer such Leases and Vehicles;

(e)          the purchase of a Lease (and all related Vehicles) or other remedy to be provided by the Servicer upon the breach by the Servicer of a representation, warranty or covenant with respect to such Lease (or any related Vehicle); and

(f)          reporting obligations of the Servicer with respect to the related Reference Pool.

ARTICLE THREE

THE SERVICER

Section 3.01.  Appointment of Servicer.  The Titling Trust, pursuant to the authority granted to it under the Titling Trust Agreement, continues the appointment of MBFS USA as Servicer under this Agreement, including acting as agent of the Titling Trust and the Collateral Agent in the management and control of the Collateral Assets, including the Certificates of Title, and for all other purposes set forth in this Agreement.  MBFS USA hereby accepts such appointments.

Section 3.02.  Representations and Warranties of the Servicer.  As of the respective dates set forth in the immediately succeeding sentence, the Servicer makes, or shall be deemed to have made, the representations and warranties set forth in this Section, on which representations and warranties the other parties hereto are relying, and any Exchange Noteholder, in acquiring the related Exchange Note, will rely.  Such representations and warranties are effective and shall be deemed to have been made as of each of the Closing Date, the Effective Date and, with respect to each Exchange Note, as of the related Exchange Note Issuance Date.

(a)          Organization and Good Standing.  The Servicer has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with the power and authority to own or lease its properties and to conduct its activities as such properties are currently owned or leased and such activities are currently conducted, and had at all relevant times, and has, the power and authority to service the Leases and Vehicles and to hold the Lease Files as custodian on behalf of the Titling Trust and the Collateral Agent.

(b)          Due Qualification.  The Servicer is duly qualified to do business as a foreign limited liability company in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its activities (including the servicing of the Leases and Vehicles as required by this Agreement) requires such qualifications, unless the failure to obtain such qualifications, licenses or approvals would not reasonably be expected to have a material adverse effect on the ability of the Servicer to perform its obligations under any Servicer Basic Document.

(c)          Power and Authority; Authorization; Execution and Delivery; Binding Obligation.  The Servicer has the power and authority to execute, deliver and perform its obligations under the Servicer Basic Documents.  Each Servicer Basic Document has been duly authorized, executed and delivered by the Servicer and constitutes the legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms, except as such enforceability may be limited by insolvency, bankruptcy, reorganization or other laws relating to or affecting the enforcement of creditors’ rights and by general equitable principles.

(d)          No Violation.  The consummation of the transactions contemplated by, and the fulfillment of the terms of, each Servicer Basic Document will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under its limited liability company agreement, any material indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument to which the Servicer is a party or by which the Servicer is bound (in each case material to the Servicer and its subsidiaries considered as a whole), (ii) result in the creation or imposition of any Lien (material to the Servicer and its subsidiaries considered as a whole) upon any of its properties pursuant to any such agreement or instrument (other than Permitted Liens or Liens contemplated by the Servicer Basic Documents) or (iii) violate or contravene any law or, to the Servicer’s knowledge, any order, rule or regulation applicable to the Servicer of any court or any Governmental Authority having jurisdiction over the Servicer or its properties, the failure to comply with which would reasonably be expected to have a material adverse effect upon the ability of the Servicer to perform its obligations under any Servicer Basic Document.

(e)          No Proceedings.  There are no proceedings pending, or, to the Servicer’s knowledge, threatened, and to the Servicer’s knowledge there are no investigations pending or threatened, against or affecting the Servicer or its property before any Governmental Authority (i) asserting the invalidity or unenforceability of the Exchange Notes or any Basic Document, (ii) seeking to prevent the consummation of any of the transactions contemplated by any Basic Document or (iii) seeking any determination or ruling that would reasonably be expected to have a material adverse effect on the ability of the Servicer to perform its obligations under any Servicer Basic Document.

Section 3.03.  Liability of the Servicer; Indemnities.

(a)          The Servicer will be liable under this Agreement only to the extent of the obligations specifically undertaken by it under this Agreement and under any related Servicing Supplement.

(b)          The Servicer will indemnify, defend and hold harmless the Titling Trustee, each Covered Party and their respective officers, directors, employees and agents (each, with respect to this subsection, an “Indemnified Person”) from and against:

(i)
any and all taxes that may be asserted against any such Person with respect to the transactions contemplated in the Basic Documents or in any Servicing Supplement, including any sales, gross receipts, general corporation, personal property, privilege or license taxes (excluding U.S. federal, State or local income taxes or franchise taxes arising out of the transactions contemplated by the Basic Documents or any Servicing Supplement) and costs and expenses of defending against the same; and

(ii)
any and all costs, expenses, losses, damages, claims and liabilities arising out of, or imposed upon any such Person through (A) the Servicer’s willful misconduct, negligence or bad faith in the performance of its duties under any Servicer Basic Document or any Servicing Supplement or (B) the Servicer’s reckless disregard of its obligations and duties under any Servicer Basic Document or any Servicing Supplement.

(c)          The Servicer will indemnify, defend and hold harmless the Administrative Agent and the Collateral Agent, as applicable, and their respective officers, directors, employees and agents (each, with respect to this Section, an “Indemnified Person”) from and against any and all costs, expenses, losses, damages, claims and liabilities arising out of, or incurred in connection with, the acceptance of or performance by the Servicer of the trusts and duties contained in this Agreement, except to the extent that such cost, expense, loss, damage, claim or liability (i) is due to the willful misconduct, negligence or bad faith of the Indemnified Person or (ii) in the case of the Administrative Agent, arises from the Administrative Agent’s breach of any of its representations or warranties set forth in the Collateral Agency Agreement.

(d)          The Servicer, as custodian of the Lease Files, will indemnify the Titling Trustee, each Covered Party and their respective officers, directors, employees and agents (each, with respect to this Section, an “Indemnified Person”) from and against any and all costs, expenses, losses, damages, claims and liabilities arising out of, or incurred in connection with, any improper or negligent act or omission relating to the maintenance and custody by the Servicer or one of its custodians as custodian of the Lease Files.

(e)          Promptly upon receipt by an Indemnified Person of notice of the commencement of any Proceeding against any such Indemnified Person, if such Indemnified Person intends to make a claim in respect of such Proceeding against the Servicer under Sections 3.03(b), 3.03(c) or 3.03(d), as the case may be, such Indemnified Person will notify the Servicer of the commencement of such Proceeding.  Failure by an Indemnified Person to so notify the Servicer will not relieve the Servicer of its obligations under this Section; provided, that the Servicer has not been materially prejudiced by such failure to notify.  The Servicer may participate in and assume the defense and settlement of any such Proceeding at its expense, and no settlement of such Proceeding may be made without the approval of the Servicer and such Indemnified Person, which approvals will not be unreasonably withheld, delayed or conditioned.  The Servicer’s indemnification obligations will include reasonable fees and expenses of counsel and expenses of litigation.  After notice from the Servicer to such Indemnified Person of the Servicer’s intention to assume the defense of such Proceeding with counsel reasonably satisfactory to such Indemnified Person, and so long as the Servicer so assumes the defense of such Proceeding in a manner reasonably satisfactory to such Indemnified Person, the Servicer will not be liable for any legal expenses of counsel to such Indemnified Person unless there is a conflict between the interests of the Servicer and such Indemnified Person, in which case the Servicer will pay for separate counsel reasonably acceptable to the Servicer and such Indemnified Person.

(f)          For purposes of this Section, if the Servicer’s rights and obligations as Servicer are terminated pursuant to Sections 8.01, 8.02 or 8.03, the Servicer nevertheless will be deemed to continue to be the Servicer under this Agreement and any related Servicing Supplement pending appointment of a successor Servicer pursuant to Section 8.04.

(g)          The Servicer’s obligations under this Section, with respect to the period such Person was (or was deemed to be) the Servicer, will survive the termination of such Person as Servicer or a resignation by such Person as Servicer as well as the termination of this Agreement or the resignation or removal of the Administrative Agent or the Collateral Agent.  If the Servicer makes any indemnity payments to any Indemnified Person pursuant to this Section, (i) the Servicer will be subrogated to any rights of such Indemnified Person to recover such amount from any other Person and (ii) if such Indemnified Person thereafter collects any of such amounts from any other Person, such Indemnified Person will promptly repay such amounts to the Servicer, without interest.

Section 3.04.  Merger or Consolidation of, or Assumption of the Obligations of Servicer.  Any Person (i) into which the Servicer may be merged or consolidated, (ii) resulting from any merger, conversion or consolidation to which the Servicer is a party, (iii) succeeding to the business of the Servicer or (iv) of which the Servicer owns, directly or indirectly, more than 50% of the voting stock or voting power and 50% or more of the economic equity, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Servicer under this Agreement, will be the successor to the Servicer under this Agreement and any Servicing Supplement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement or any Servicing Supplement.  The Servicer will provide notice of any such merger, conversion, consolidation or succession to the Administrative Agent, the Lender, the Collateral Agent and each Exchange Noteholder.

Section 3.05.  Delegation of Duties; Subservicers.

(a)          So long as MBFS USA is the Servicer, the Servicer may without notice or consent delegate any or all of its duties under this Agreement to any company or other business entity of which MBFS USA owns, directly or indirectly, more than 50% of the voting stock or voting power and 50% or more of the economic equity.

(b)          The Servicer may enter into subservicing agreements with one or more subservicers for the servicing and administration of any or all of the Leases.  References in this Agreement or any Servicing Supplement to actions taken, or to be taken, permitted to be taken or restrictions on actions permitted to be taken, by the Servicer in servicing the Leases shall include actions taken, or to be taken, permitted to be taken or restrictions on actions permitted to be taken, by a subservicer on behalf of the Servicer.  Each subservicing agreement will be upon such terms and conditions as are not inconsistent with this Agreement and the standard of care set forth herein and as the Servicer and the related subservicer have agreed.  All compensation payable to a subservicer under a subservicing agreement shall be payable by the Servicer from its servicing compensation or otherwise from its own funds.

(c)          Notwithstanding any subservicing agreement or any of the provisions of this Agreement relating to agreements or any arrangements between the Servicer or a subservicer or any reference to actions taken through such entities or otherwise, the Servicer shall remain obligated and liable for the servicing and administering of the Leases in accordance with this Agreement without diminution of such obligation or liability by virtue of such subservicing agreements.

(d)          Any subservicing agreement that may be entered into and any other transactions or servicing arrangements relating to or involving a subservicer shall be deemed to be between the subservicer and the Servicer alone, and the other parties hereto, the Initial Beneficiary, the Administrative Agent or any Exchange Noteholder shall not be deemed parties thereto and shall have no obligations, duties or liabilities with respect to the subservicer.

Section 3.06.  MBFS USA Not to Resign as Servicer.  MBFS USA will not resign as Servicer under this Agreement except upon determination that the performance of its duties under this Agreement is no longer permissible under law.  Prior to the effectiveness of such resignation, MBFS USA will deliver to the Titling Trustee and the Covered Parties (i) notice of any such determination permitting the resignation of MBFS USA as Servicer and (ii) an Opinion of Counsel to such effect.  Any such resignation will become effective in accordance with Section 8.04(c).

Section 3.07.  Insurance Policies.

(a)          Vicarious Liability.  To the extent that the Servicer self-insures vicarious liability suffered by the Covered Parties that arises out of the use or operation of the Vehicles (including other vehicles owned by the Titling Trust that are allocated to other Specified Interests), the Servicer will indemnify the Covered Parties for any uninsured losses relating to such vicarious liability.

(b)          Lessee Insurance Policies.  The Servicer shall cause each Lease to require that the related Lessee shall have and maintain during the related Lease Term (i) a comprehensive collision and physical damage insurance policy covering the actual cash value of the related Vehicle and (ii) automotive liability insurance in amounts at least equal to the amount prescribed by applicable State law.  Each Lease shall provide that failure to obtain and maintain the required insurance is a default thereunder.

Section 3.08.  Execution of Documents; Licenses, Filings and Applications.

(a)          The Servicer will be responsible for compliance by the Titling Trust with all Applicable Laws governing the conduct and activities of the Titling Trust and its qualifications to do business in any jurisdiction.

(b)          The Servicer, at its expense, will obtain for itself and on behalf of the Collateral Agent and the Titling Trust all material licenses required by the Applicable Laws of any jurisdiction in which the Servicer, in its sole discretion, deems necessary for the conduct of the activities of the Servicer, the Collateral Agent and the Titling Trust, or, in the case of the Titling Trust, the ownership of the Leases or the ownership and leasing of the Vehicles, and will make all filings and pay all fees as may be required in connection with such licenses during the term of this Agreement.

(c)          The Servicer shall identify from time to time all (i) UCC financing statements reflecting certain interests in Leases allocated to a particular Reference Pool and all related rights, (ii) periodic sales and use tax, income or franchise tax or property (real or personal) tax reports for the Titling Trust and the Titling Trustee, (iii) periodic renewals of licenses and permits, (iv) periodic renewals of qualifications to act as a statutory trust and trustee of a statutory trust and (v) other periodic governmental filings, returns, registrations or approvals (collectively, “Filings”) arising with respect to or required of the Titling Trustee or the Titling Trust, including (in the case of clauses (iii) and (v)) such licenses, permits and other Filings as are required for the Titling Trust or the Titling Trustee on behalf of the Titling Trust, as the case may be, to own Leases and own and lease the Vehicles and to be identified and maintained as the owner of the Vehicles on the related Certificates of Title, as contemplated by Section 4.02.  The Servicer shall also identify surety bonds or other ancillary undertakings required of the Titling Trust or the Titling Trustee in respect of any Filing.  The Servicer, with, to the extent applicable, the cooperation of the Initial Beneficiary, the Titling Trustee and the Titling Trust, shall timely prepare and file or cause to be filed, with the appropriate Person each Filing and each such ancillary undertaking, and shall pay any and all fees, taxes or expenses required to be paid in connection with the foregoing.  The Servicer shall provide to the Titling Trustee a copy of each such Filing or undertaking upon request, other than Consolidated Tax Filings.  In connection with the foregoing, the Titling Trust shall grant to the Servicer such authority, including any necessary power of attorney, as it may require to effect each such Filing or ancillary undertaking.  If the Servicer receives notice, or has actual knowledge, of material non-compliance with any Filing requirement, it shall promptly so notify the Titling Trustee.

(d)          The Servicer is authorized and directed, as attorney-in-fact or otherwise, to prepare, execute and deliver, on behalf of the Initial Beneficiary and the Titling Trust:

(i)
any applications, instruments and other documents deemed necessary or appropriate in the sole discretion of the Servicer to comply with, and effect the purposes of, this Agreement (including, in the case of the Initial Beneficiary, this Agreement and any Servicing Supplements) and the other Basic Documents; and

(ii)
any registration statement to be filed with the SEC or otherwise, any offering document (whether relating to a public or private offering) and any financial statements for the Titling Trust to be included in any such registration statement or offering document.

Section 3.09.  Fees and Expenses.

(a)          Revolving Facility Pool Servicing Fee.  The Holder of the Mercedes-Benz Retail Specified Interest Certificate will pay, or cause to be paid, to the Servicer the Revolving Facility Pool Servicing Fee in consideration for, among other things, (i) servicing the Revolving Facility Pool, (ii) the allocable cost of maintaining Insurance Policies pursuant to Section 3.07 and (iii) paying the fees and expenses set forth in Section 3.09(d), in each case relating to the Revolving Facility Pool.  The Revolving Facility Pool Servicing Fee will be payable solely from, and the right of the Servicer to receive the Revolving Facility Pool Servicing Fee will be limited in recourse to, the Collections and other amounts applied to the payment of such fee pursuant to the Collateral Agency Agreement.

(b)          Reference Pool Servicing Fee.  The Servicer shall be paid the Reference Pool Servicing Fee for each Reference Pool in consideration for, among other things, (i) servicing such Reference Pool, (ii) the allocable cost of maintaining Insurance Policies pursuant to Section 3.07 and (iii) paying the fees and expenses set forth in Section 3.09(d), in each case relating to such Reference Pool.  The Reference Pool Servicing Fee for each Reference Pool will be payable solely from, and the right of the Servicer to receive the Reference Pool Servicing Fee for each Reference Pool will be limited in recourse to, the Collections and other amounts applied to the payment of such fee pursuant to the Collateral Agency Agreement and the related Exchange Note Supplement.

(c)          Servicing Expenses.  Except as otherwise provided in any applicable Servicing Supplement, the Servicer will be required to pay all expenses incurred by it in connection with its activities under this Agreement or any Servicing Supplement and shall not be entitled to reimbursement of any such expenses other than unpaid Disposition Expenses, Insurance Expenses and Liquidation Expenses.  The Servicer may advance Insurance Expenses, Disposition Expenses and Liquidation Expenses to the extent required to service the related Collateral Assets.  The Servicer shall be entitled to be reimbursed for Insurance Expenses, Disposition Expenses and Liquidation Expenses to which it is entitled by depositing only Net Liquidation Proceeds to the related Collection Account or by appropriately segregating and designating such funds on its records, pending application thereof.  The Servicer may charge Lessees of the Vehicles, and be reimbursed, for (i) collection, repossession, transportation and remarketing expenses and (ii) amounts required to be paid by a Lessee that are paid by the Servicer (such as liabilities or other fines).

(d)          Administrative Charges.  Unless otherwise provided in a Servicing Supplement, the Servicer shall be entitled to additional servicing compensation with respect to the related Collateral Assets in the form of Administrative Charges to the extent that such amounts are not required for the payment of insurance premiums, taxes, fines or similar charges or other charges required to be paid to Dealers or other third parties allocable to the Leases.  The Servicer shall cause the portions of the Administrative Charges representing allocations of taxes to be paid by the related Lessee or the Servicer shall pay all such amounts as are contemplated by the related Lease.

(e)          Other Fees and Expenses.  The Servicer will pay from the Servicing Fee (i) the Trustee Fee to the Titling Trustee, (ii) the Titling Trust Administrator Fee to the Titling Trust Administrator and (iii) all general corporation, intangible, franchise, privilege or license taxes with respect to the Leases and Vehicles.

Section 3.10.  Termination.  This Agreement may be terminated at the option of the Servicer or the Titling Trust, with notice to the other parties hereto, at any time following the termination of the Revolving Period and the payment in full of all Outstanding Exchange Notes and the Revolving Facility Balance; provided, that the rights and obligations of the parties to this Agreement under Section 3.03 will survive any such termination.

ARTICLE FOUR

PURCHASE OF LEASES AND VEHICLES

Section 4.01.  Relationship With Dealers; Role of Servicer.  The Servicer will maintain its relationship with Dealers and Lessees in its individual capacity in the ordinary course of its business.  The Servicer will, on behalf of the Titling Trust, originate or acquire Leases and Vehicles for allocation to the Mercedes-Benz Retail Specified Interest on an ongoing basis during the term of this Agreement in accordance with Section 4.03.  Each related Lease (or Schedule, in the case of a Master Lease) will be originated on a form providing for acquisition of the related Vehicle by or on behalf of the Titling Trust, or assignment of the related Vehicle by the Dealer to the Titling Trust as set forth in Section 4.02.

Section 4.02.  Administration and Titling of Vehicles.

(a)          The Servicer will cause the Certificate of Title for each Vehicle acquired pursuant to Section 4.01 to be issued by the related Registrar of Titles in the name and in the manner specified in the Titling Trust Agreement.

(b)          The Servicer may, at its option (i) cause (or, if applicable, direct the related Dealer to cause) the Certificate of Title with respect to each Vehicle to reflect “Collateral Title Co.”, or such substantially similar words as the relevant Registrar of Titles will accept, as the recorded lienholder or recorded holder of a security interest with respect to each Vehicle that is acquired pursuant to Section 4.01 and (ii) prepare, or direct the related Dealer to prepare, each application for a Certificate of Title in a manner that the Servicer reasonably determines from time to time is in compliance with the requirements of Applicable Law and the related Registrar of Titles in order to perfect the security interest of the Collateral Agent in the related Vehicle.  To the extent that the Servicer determines that a lien in favor of the Collateral Agent on the Certificates of Title is necessary or desirable, the Collateral Agent shall execute the foregoing documents, and provide all other assistance reasonably requested from time to time by the Servicer in connection with this subsection.

(c)          Upon transfer to or from the Titling Trust of legal title to any Vehicle, the Servicer shall cause all applicable taxes to be paid and will comply with all Applicable Laws relating to the transfer of title to such Vehicle.

Section 4.03.  Purchase of Leases and Vehicles.  The Servicer, upon (i) causing the Dealer to enter into a Lease, will cause such Lease, the related Vehicle and rights to any related security deposit to be assigned, and (ii) causing the Dealer to acquire a Vehicle subject to an existing Master Lease, will cause such Vehicle and, if applicable, rights under such Master Lease to any related security deposit, to be assigned to the Titling Trust for allocation to the Mercedes-Benz Retail Specified Interest against payment of the related Dealer Proceeds.  The Servicer will pay, or cause to be paid, to the related Dealer an amount equal to the Dealer Proceeds with respect to each such Lease and Vehicle from (i) the proceeds of an Advance made pursuant to Section 2.01(d) of the Basic Collateral Agency Agreement and (ii) additional funds provided by MBFS USA (which additional amounts will be deemed to constitute capital contributions by MBFS USA to the Initial Beneficiary and, in turn, by the Initial Beneficiary to the Titling Trust).

Section 4.04.  Listing of Vehicle Identification Numbers.  The Servicer will maintain a list of the vehicle identification numbers or other identifying account number for all Vehicles acquired by the Titling Trust and will make such list (or access to such list) available upon request to the Initial Beneficiary, the Lender, the Administrative Agent, the Collateral Agent and the Titling Trust Administrator.

ARTICLE FIVE

COLLECTIONS AND APPLICATION OF FUNDS

Section 5.01.  Remittances.

(a)          Notwithstanding any other provision of this Agreement, for so long as MBFS USA is the Servicer and the Lender, MBFS USA may retain, for its own account, Collections with respect to the Revolving Facility Pool (i) to the extent of amounts (A) to be paid to it, as (1) Servicer in respect of the Revolving Facility Pool Servicing Fee or (2) Lender, for interest, principal or other amounts with respect to the Revolving Facility and (B) for which MBFS USA, as Servicer, is entitled to be reimbursed pursuant to Sections 3.09(c) and (d) and (ii) until such amounts are otherwise required to be applied pursuant to Article Ten of the Collateral Agency Agreement.  In addition, in the event that a Revolving Facility Collection Account is created pursuant to Section 5.02(a), (i) Collections with respect to the Revolving Facility Pool need not be deposited therein to the extent that such Collections are permitted to be retained pursuant to this subsection and Section 2.04(b) of the Basic Collateral Agency Agreement and (ii) if Collections with respect to the Revolving Facility Pool are required to be deposited therein, the Servicer shall be permitted to retain such Collections received during or in respect of a Collection Period until the related Payment Date.  The Servicer will separately account for all such remittances and payments.

(b)          The Servicer will deposit Collections with respect to each Reference Pool into the related Collection Account pursuant to the remittance schedule set forth in the related Servicing Supplement; provided that for so long as the Monthly Remittance Condition is satisfied or if the Servicer has obtained a Servicer Letter of Credit, the Servicer shall be permitted to retain Collections with respect to a Reference Pool received during or in respect of a Collection Period until the related Deposit Date.  If no such remittance schedule is specified in the Servicing Supplement with respect to any Reference Pool, the Servicer will be permitted to retain Collections with respect to such Reference Pool for its own account until such amounts are required to be applied pursuant to Article Ten of the Collateral Agency Agreement.

(c)          The Servicer will remit to the appropriate tax authority all sales and use, monthly rental receipts, personal property and ad valorem taxes collected by it from the Lessees with respect to the Collateral Assets in accordance with the Credit and Collection Policy.

(d)          Notwithstanding any other provision of this Agreement, except as otherwise provided in an Exchange Note Supplement or Servicing Supplement, in the case of proceeds from the sale or other disposition of a Vehicle (less related Liquidation Expenses), the Servicer shall deposit into the related Collection Account when due an amount equal to such net proceeds rather than the actual net proceeds from such sale or other disposition, which actual net proceeds shall be deposited into a Qualified Intermediary Account and shall not constitute amounts payable in respect of the Revolving Facility or the related Reference Pool, as the case may be.

Section 5.02.  Establishment of Certain Accounts.

(a)          Revolving Facility Collection Account.  On or before the Closing Date, the Servicer will establish an Eligible Account in the name of the Collateral Agent, to be designated as the “Revolving Facility Collection Account” with respect to the Revolving Facility Pool, into which Collections with respect to the Revolving Facility Pool will be deposited.  Notwithstanding any other provision of this Agreement, so long as MBFS USA remains both the Lender and the Servicer and no Facility Servicer Event of Default or Revolving Facility Servicer Event of Default has occurred, no Revolving Facility Collection Account need be established.

(b)          Reference Pool Collection Account.  On or before each Exchange Note Issuance Date, the Servicer will establish an Eligible Account in the name of the related indenture trustee to be designated as the “Reference Pool Collection Account” with respect to the related Reference Pool, into which Collections with respect to such Reference Pool will be deposited.

(c)          Control of the Bank Accounts.  Each Bank Account will be a “securities account” within the meaning of Section 8-501 of the New York UCC.  The Revolving Facility Collection Account will be under the sole dominion and control of the Collateral Agent, as secured party for the benefit of the Lender; provided, that following the payment in full of the Revolving Facility Balance and the termination of the Revolving Facility, such Collection Account will be under the sole dominion and control of the Borrower.  However, the Servicer may make deposits to or request the Collateral Agent (or, following the payment in full of the Revolving Facility Balance and the termination of the Revolving Facility, the Borrower) to make deposits to or withdrawals from such Collection Account in accordance with the Collateral Agency Agreement and this Agreement.  All monies deposited in such Collection Account pursuant to the Collateral Agency Agreement and this Agreement will be held (i) until the payment in full of the Revolving Facility Balance and the termination of the Revolving Facility, by the Collateral Agent and (ii) following the payment in full of the Revolving Facility Balance and the termination of the Revolving Facility, by or on behalf of the Borrower, and in each case will be applied only upon the terms and conditions of the Basic Documents.  The authority of the Servicer to make deposits to the Revolving Facility Collection Account is revocable at any time by the Collateral Agent until the payment in full of the Revolving Facility Balance and the termination of the Revolving Facility, and thereafter by the Borrower.  The rights of the parties in, to and under each Bank Account that is established with respect to a Reference Pool will be governed by the terms of the related Servicing Supplement.

(d)          Agreement with Depository Institution.  Except as otherwise provided in the related Servicing Supplement (if applicable), each Bank Account will only be established at a depository institution or trust company that agrees in writing that:

(i)
all securities, instruments, cash or other property delivered to it pursuant to the Basic Collateral Agency Agreement, the applicable Exchange Note Supplement, this Agreement or the applicable Servicing Supplement and all investments of funds held in any such Collection Account will be promptly credited to such Collection Account;

(ii)	all securities, instruments, cash or other property credited to any such Collection Account will be treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the New York UCC;

(iii)
at all times prior to being notified by the Collateral Agent that (A) the Revolving Facility Balance and each Exchange Note have been paid in full, (B) the Revolving Facility has been terminated and (C) the Bank Accounts have been released from the security interest granted pursuant to Section 3.02 of the Collateral Agency Agreement, it will comply with “entitlement orders” (as defined in Section 8-102(a)(8) of the New York UCC) originated by the related secured party without further consent of the Borrower or any other Person; and

(iv)	the Securities Intermediary’s jurisdiction (within the meaning of Section 8-110 of the UCC) is the State of New York.

(e)          Compliance.  If at any time a Bank Account ceases to be an Eligible Account, the Servicer will, with the assistance of the Collateral Agent, the Administrative Agent and the  Borrower, as necessary, cause such Bank Account to be promptly moved to a depository institution or trust company at which it shall be an Eligible Account.

(f)          Withdrawal of Funds Not Constituting Collections.  The Servicer may direct the Collateral Agent or such other entity maintaining control over the applicable Collection Account to withdraw from any Collection Account and pay to the Servicer, or deliver to the applicable party for deposit into another Collection Account, amounts that do not constitute Collections for any Collection Period or that were deposited into such Collection Account in error.

Section 5.03.  Investment of Amounts in the Bank Accounts.

(a)          Permitted Investments.  So long as no Facility Default has occurred and is continuing, amounts on deposit in the Bank Accounts will, to the extent permitted by Applicable Law and except to the extent otherwise provided in a Servicing Supplement, be invested as directed by the Servicer in Permitted Investments.

(b)          Application of Investment Earnings and Losses.  The Servicer may from time to time instruct the Collateral Agent or such other entity maintaining control over the applicable Bank Account, as applicable, to withdraw and distribute to the Servicer all investment earnings (net of losses) on amounts on deposit in the Bank Accounts as additional servicing compensation.  The Servicer will, on or before each Payment Date, deposit into the related Bank Accounts from its own funds all net investment losses, if any, and investment expenses resulting from Permitted Investments on deposit in the Bank Accounts incurred during the related Collection Period, in each case net of all applicable investment earnings.

(c)          Tax Reporting of Investment Income.  All investment income on amounts deposited to the Collection Accounts established with respect to the Revolving Facility or any Bank Accounts established with respect to any Reference Pool will be reported for U.S. federal income tax purposes as earned by the Titling Trust and will be reported by Daimler North America.

Section 5.04.  Settlement of Accounts.

(a)            The Servicer shall, from time to time, determine the respective amounts and recipients and:

(i)
as and when required by and as provided in this Agreement or a related Servicing Supplement, transfer or cause to be transferred from the related Collection Account to the Servicer any due and unpaid Servicing Fees (except to the extent that the Servicer has retained such amounts from Collections or collections in respect of the related Exchange Note or Reference Pool in a manner consistent with this Agreement and any applicable Servicing Supplement);

(ii)
as and when required in connection with the Basic Documents or other related transaction documents relating to a securitization, transfer or cause to be transferred from the related Collection Account to the related distribution account such amounts as are required to be distributed from time to time in connection with such securitization; and

(iii)
as and when required by the Titling Trust Agreement or a related Exchange Note Supplement or Servicing Supplement, transfer or cause to be transferred from the related Collection Account any other funds provided for in the Titling Trust Agreement or any such Exchange Note Supplement or Servicing Supplement.

(b)          To the extent that the Servicer shall be entitled to make any of the foregoing transfers, the Servicer may make any of such transfers by appropriately segregating and designating the relevant funds on its records, pending application thereof in accordance with this Agreement.

ARTICLE SIX

ADMINISTRATION AND SERVICING OF LEASES

Section 6.01.  Duties of Servicer.  The Servicer will manage, service, administer and make collections on the Collateral Assets, together with any Dealer Recourse Rights, if any, and Insurance Policies maintained with respect to the Collateral and the other Servicer Basic Documents and shall have full power and authority, acting alone and subject only to the specific requirements and prohibitions hereof and thereof, to do any and all things in connection with such servicing, administration and collection that it may reasonably deem necessary or desirable in the interests of the Titling Trust and to serve in such capacity until its termination of responsibilities pursuant to Article Eight or until this Agreement terminates.  The duties of the Servicer shall include, among other things, in accordance with the Servicer Basic Documents:

(a)          performing on behalf of the Titling Trust all obligations on the part of the Lessor under the Leases;

(b)          collecting and processing payments (including excess wear, damage and mileage deficiency balances on Liquidated Leases), responding to inquiries of Lessees or federal, State or local government authorities with respect to the Leases, investigating and collecting delinquencies, sending payment statements and reporting tax information to Lessees, paying costs of the sale or other disposition of Vehicles related to Defaulted Leases, Liquidated Leases and Matured Vehicles and paying or causing to be paid all State and local personal property, use, excise and sales taxes on the Vehicles (to the extent required to be paid by the Lessor under applicable State law) as and when such taxes become due;

(c)          sending communications to the Lessees of Leases nearing their respective Maturity Dates explaining options available to such Lessees, and negotiating with such Lessees, including in connection with (i) purchasing the related Vehicles and obtaining financing therefor through MBFS USA, (ii) returning the related Vehicles and satisfying the provisions of the related Leases, (iii) returning the related Vehicles and considering the acquisition of another Mercedes-Benz vehicle that MBFS USA may finance (including with respect to Pull Ahead Programs) and (iv) arranging for Extensions of the related Lease, in each case in accordance with the Credit and Collection Policy, the Fair and Accurate Credit Transactions Act of 2003 and other Applicable Law;

(d)          executing and delivering or causing to be executed and delivered, in its own name or in the name of the Titling Trust, or the Titling Trustee on behalf of the Titling Trust, as the case may be, any and all instruments, certificates or other documents necessary or advisable in connection with the servicing or administering of or collecting under the Leases and in respect of the Vehicles, including: (i) bills of sale, (ii) applications for originals or duplicates of Certificates of Title in the name of the Titling Trust or the Titling Trustee on behalf of the Titling Trust, applications for registrations of Vehicles or license plates, applications for transfers of Certificates of Title or registrations for Vehicles or license plates and any instruments, certificates or other documents which the Servicer deems necessary or advisable to record, maintain or release title to or registration of Vehicles in the manner contemplated hereby, (iii) consents, amendments, extensions, deferrals or modifications to any of the Leases and (iv) all other instruments, certificates or other documents similar to the foregoing;

(e)          servicing the Leases, including (i) accounting for collections and furnishing periodic statements with respect to distributions as set forth herein or in the applicable Servicing Supplement or applicable Servicer Basic Documents, (ii) generating or causing to be generated U.S. federal and State tax information and, to the extent required by applicable law, returns on behalf of the Titling Trust and (iii) filing periodic sales and use tax or property (real or personal) tax reports;

(f)          in connection with the creation and maintenance of the Revolving Facility Pool and each Reference Pool, maintaining separate and distinct records and separately accounting for the Collateral Assets allocated to the Revolving Facility Pool and each Reference Pool, including, with respect to (i) the Revolving Facility Pool, preparing and delivering to the Lender and the Titling Trustee a Schedule of Reference Pool Assets for each Reference Pool created and (ii) each Reference Pool, to the extent provided in the related Servicing Supplement or Exchange Note Supplement, preparing and delivering to the related Exchange Noteholder a Schedule of Reference Pool Assets;

(g)          applying for and maintaining the licenses and the filings described in Section 3.08 or in any Servicing Supplement;

(h)          preparing and filing any UCC financing statements;

(i)          acting as agent of the Titling Trust as Borrower, pursuant to Section 2.02 of the Basic Collateral Agency Agreement;

(j)          acting as agent of the Collateral Agent with respect to holding the Certificates of Title; and

(k)          such other activities as shall be necessary or advisable in connection with the foregoing.

Section 6.02.  Collection of Payments.

(a)          General.  The Servicer shall service, administer and collect with respect to the Collateral Assets in accordance with the Credit and Collection Policy and using the same degree of care and diligence as (i) MBFS USA employs in servicing leases and leased vehicles that are not assigned to the Titling Trust or (ii) if MBFS USA is no longer the Servicer, is customarily exercised by prudent servicers employed to service retail leases of automobiles or sport utility vehicles, as applicable, for themselves or others.  The Servicer may grant extensions, waivers, rebates, modifications or adjustments with respect to any Lease.  The Servicer may waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a Lease.

(b)          Allocation of Collections.  The Servicer will apply and allocate amounts received from Lessees and other Persons with respect to the Leases and Vehicles.  Subject to Section 6.03, if a Lessee is obligated under one or more Vehicles relating to a Master Lease and also under one or more other assets owned by MBFS USA or assigned by MBFS USA to third parties, then any payment on any such asset received from or on behalf of such Lessee will, if identified as being made with respect to a particular item or asset, be applied to such item or asset, and otherwise will be allocated by MBFS USA in accordance with the Credit and Collection Policy.

(c)          Processing of Collections.  With respect to any Collections received by the Servicer:

(i)
Within two Business Days after receiving any check or other receipt related to a Lease or the related Vehicle, or with respect to a payment that was remitted improperly by the Lessee or that relates to an amount in dispute, within a reasonable time period, the Servicer shall enter into its computer system the following information, to the extent available: (A) the amount of the receipt, (B) the Lease Number and/or Schedule Number, in each case if applicable, to which such payment relates, (C) the nature of the payment (i.e., whether a Monthly Payment, a Payoff, proceeds of Dealer Recourse Rights, Net Liquidation Proceeds, Excess Mileage/Wear and Tear Fees or an Administrative Charge), (D) the date of receipt of such payment and (E) the Revolving Facility or related Reference Pool, as the case may be, to which such Lease and the related Vehicle has been allocated (collectively, the “Payment Information”).

(ii)
As to any such funds received by the Servicer for which the Servicer does not have all Payment Information, the Servicer shall enter into its computer system all available Payment Information and use its commercially reasonable efforts to obtain all missing Payment Information as soon as practicable and shall enter the remaining Payment Information into its computer system upon receipt thereof.

(iii)
By the later of the close of business on (A) the second Business Day after receipt or (B) the day on which all related Payment Information has been identified by the Servicer, the Servicer shall, except as otherwise provided herein, in the Basic Collateral Agency Agreement or in a related Servicing Supplement, either (1) deposit into the related Collection Account all such funds other than (x) Administrative Charges and (y) Disposition Expenses, Liquidation Expenses and Insurance Expenses to be reimbursed to the Servicer pursuant to Section 3.09(c) or (2) appropriately segregate and designate such funds on its records, pending application thereof pursuant to this Agreement.

(d)          Other Funds Received.  With respect to any other funds received by the Servicer or the Titling Trustee related to any Collateral Asset, upon receipt the Servicer shall either (i) deposit such funds to the related Collection Account or (ii) appropriately segregate and designate such funds on its records, pending application thereof pursuant to this Agreement and any applicable Servicing Supplement.

(e)          Manner Paid.  The Servicer will cause all Collections to be paid to or at the direction of the Titling Trust (allocated, in the case of Collections in respect of Master Leases in the manner set forth in Section 6.03).  The Servicer will cause each Lessee or other applicable Person to deposit any Collections into the Bank Accounts or accounts maintained by the Servicer.

Section 6.03.  Allocation of Collections on Master Leases.  Amounts received from Lessees in respect of Master Leases will be allocated to the Revolving Pool and respective Reference Pools, as applicable, to which the Vehicles relating to such Master Leases have been allocated, based on the Total Amount Due with respect to each such Vehicle; provided, however, that in the event that the Total Amount Due has not been received in any Collection Period from the related Lessee, in determining the portion of such amounts that is allocable to the Revolving Pool and each related Reference Pool, the amounts received from such Lessee will be allocated to the Revolving Pool and each such Reference Pool, in an amount equal to the product of (i) the applicable Payment Allocation Percentage and (ii) the total amount received from such Lessee with respect to such Collection Period.

Section 6.04.  Servicer Advances.

(a)          If, as of the end of any Collection Period, the payments received during such Collection Period by or on behalf of a Lessee in respect of a Lease shall be less than the related Monthly Payment then, subject to the next sentence, on the related Deposit Date an amount equal to such Monthly Payment minus the amount actually received on such Lease during such Collection Period (each, a “Servicer Advance”) may be deposited by the Servicer into, with respect to a Lease allocated to (i) the Revolving Facility Pool, the Revolving Facility Collection Account (or the Servicer Advance shall be credited to the Revolving Facility Pool if there is no Revolving Facility Collection Account) and (ii) a Reference Pool, the related Reference Pool Collection Account.  The Servicer shall make a Servicer Advance only to the extent that the Servicer, in its sole discretion, shall determine that such Servicer Advance shall be recoverable from subsequent collections or recoveries on such Lease and the Servicer shall not be obligated to make such Servicer Advance.

(b)          The Servicer shall be entitled to reimbursement for an outstanding Servicer Advance made in respect of a Lease, without interest, from the following sources with respect to such Lease: (i) subsequent payments made by or on behalf of the related Lessee, (ii) any Net Liquidation Proceeds and (iii) any Repurchase Payments received with respect to the related Lease.  If, in its sole discretion, the Servicer determines that it has made a Nonrecoverable Advance, the Servicer may be reimbursed the amount of such Nonrecoverable Advance, without interest, from other Collections in respect of the Revolving Facility Pool (if the related Lease is allocated to the Revolving Facility Pool) or the related Reference Pool (if the related Lease is allocated to a Reference Pool).

Section 6.05.  Other Authorized Actions with Respect to the Servicing of the Leases.

(a)          The Servicer is authorized to execute and deliver, on behalf of the Titling Trust and the Initial Beneficiary, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to Collateral Assets.

(b)          The Servicer is authorized to, in its own name, in the name of the Titling Trust or in the name of the Titling Trustee on behalf of the Titling Trust, commence, defend against or otherwise participate in a Proceeding relating to or involving the protection or enforcement of the interests of the Titling Trust, the Titling Trustee on behalf of the Titling Trust, the Lender or an Exchange Noteholder in any Lease, Vehicle or other Collateral Asset.  If the Servicer shall engage in collection of delinquent amounts or commence, defend against or otherwise participate in a Proceeding in its own name or in the name of the Titling Trust or the Titling Trustee on behalf of the Titling Trust, the Lender or an Exchange Noteholder, each such Person shall thereupon be deemed to have automatically assigned its interest in (including legal title to) the related Lease or Vehicle, as applicable, to the Servicer to the extent necessary for the purposes of such Proceeding.  If in any Proceeding it is held that the Servicer may not enforce the rights of the Titling Trust, the Titling Trustee on behalf of the Titling Trust, the Lender or an Exchange Noteholder in a Lease, Vehicle or other Collateral Asset on the grounds that it is not the real party in interest or a holder entitled to enforce such Lease or other relevant document or instrument, the Titling Trustee shall, at the direction of the Servicer, take steps to enforce the interest of each related entity in such Lease, Vehicle or other Collateral Asset, including bringing suit in its own name or in the name of any of the foregoing.

(c)          The Titling Trust shall furnish the Servicer with all powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing, administration and collection duties hereunder and under each applicable Servicing Supplement.

Section 6.06.  Records

(a)          Except as otherwise provided in a related Servicing Supplement, the Servicer shall maintain accurate and complete accounts, records and computer systems with respect to (i) all funds and other receipts with respect to the Revolving Facility Pool and the Reference Pool, (ii) the Collateral Assets and (iii) all matters related directly to the servicing of the Collateral Assets, in each case as are consistent with the Credit and Collection Policy.  Such accounts, records and computer systems shall indicate, among other things the Reference Pool, if created, to which each Collateral Lease or Collateral Vehicle is allocated and reflect the interest of the Exchange Noteholder therein.  Except where otherwise noted in the definition of “Lease Files”, the Servicer may originate and/or maintain each Lease File as an image, fiche or electronic record rather than in original form.  The Servicer shall not be required to physically segregate the Lease Files and related accounts, records and computer systems from leases, vehicle and related information and related documentation from other leases or vehicles serviced by the Servicer.

(b)          The Servicer shall promptly report to the Titling Trustee any material failure on the part of the Servicer to hold or retain possession of the Lease Files and maintain its accounts, records and computer systems in accordance with the requirements of this Agreement.  The Servicer shall promptly take appropriate action to remedy any such failure.

(c)          The Servicer shall make available to the Titling Trustee and such of its duly authorized representatives, attorneys or auditors the Lease Files and the related accounts, records and computer systems maintained by the Servicer or any subservicer or agent of the Servicer at such times during normal business hours as the Titling Trustee shall reasonable instruct at the locations where maintained pursuant to this Agreement.

(d)          In the exercise of its duties and powers hereunder, the Servicer may release any Lease File or other related item to the Titling Trustee or its agent or designee, as the case may be, at such place or places as the Titling Trustee may designate.  The Servicer shall not be responsible for any loss occasioned by the failure of the Titling Trustee or any such agent or designee to return any document or for any unreasonable delay in doing so.

(e)          The Servicer shall develop and maintain back-up procedures and other safeguards against the destruction, loss or alteration of data as well as a disaster recovery system.  Such procedures, safeguards and disaster recovery system shall include procedures for creating and maintaining back-up files, maintaining computer tapes, disks and/or documents in off-site storage, and maintaining a battery or generator back-up system for the Servicer’s computer system, and shall meet the requirements of Applicable Law.

(f)          The Servicer shall implement reasonable security measures and procedures to protect data, records and other documents related to its duties hereunder from unauthorized access by third parties.

Section 6.07.  Custodial Duties of Servicer.  The Servicer shall serve as custodian of the Lease Files, which are hereby constructively delivered to the Titling Trust with respect to each Collateral Lease and Collateral Vehicle.  In its capacity as custodian, the Servicer shall maintain possession of the Lease Files as agent and bailee for the benefit of the Titling Trust and all present and future Exchange Noteholders.  All Lease Files shall be identified and maintained in such a manner so as to permit retrieval and access.  With respect to any Collateral Assets that are allocated to a Reference Pool pursuant to an Exchange Note Supplement, the custodial duties of the Servicer as related to the Lease Files relating to such allocated Leases and Vehicles will be set forth in the related Servicing Supplement.

Section 6.08.  Maintenance of Record Interests in Vehicles.  In accordance with the Titling Trust Agreement, the Servicer, on behalf of the Collateral Agent, will take the steps necessary to maintain evidence of the interest of the Titling Trust in each Vehicle held by the Titling Trust on the related Certificate of Title.  The Titling Trust authorizes the Servicer to take the steps on its behalf necessary to record the interest of the Titling Trust in the event of the relocation of a Vehicle or for any other reason.  Neither the Servicer nor the Collateral Agent will allow any Vehicle to be titled in the name of the Titling Trust unless the related Certificate of Title has been issued by a state or jurisdiction that is an Eligible State with respect to the Titling Trust.

Section 6.09.  Pull Ahead Leases.  If a Pull Ahead Program is instituted, any Lease subject to such Pull Ahead Program shall become a Pull Ahead Lease as of the end of the Collection Period during which the related Lessee elected to terminate the Lease prior to its Maturity Date by delivery of the related Vehicle to a Dealer and payment of any required Monthly Payments and any other required amount pursuant to such Pull Ahead Program.  No Lessee shall be permitted to participate in any Pull Ahead Program unless it has paid all amounts due and payable by the Lessee under the related Lease on or before the date of such Lessee’s election to terminate such Lease (other than (i) Excess Mileage/Wear and Tear Fees, which shall be charged to such Lessee to the extent applicable in accordance with such Lease and the Credit and Collection Policy and (ii) any remaining Monthly Payments that have been waived pursuant to such Pull Ahead Program).  The Servicer shall cause the related Pull Ahead Payment Provider to remit to it all Pull Ahead Payments relating to Pull Ahead Leases in accordance with the terms of the related Pull Ahead Program, including pursuing applicable legal remedies if such payments are not paid.

Section 6.10.  No Impairment.  The Servicer may not impair the rights of the Titling Trust in a Lease or Vehicle except in accordance with the Credit and Collection Policy or as otherwise permitted by this Agreement.

Section 6.11.  Servicer to Act on Behalf of Titling Trustee.  The Servicer shall be deemed to have received proper instructions with respect to any of the books and records relating to the Collateral Assets, including any Lease File, upon receipt of written instructions by the Titling Trust.

ARTICLE SEVEN

SALE OR OTHER DISPOSITION OF VEHICLES

Section 7.01.  Termination of Leases; Return of Vehicles.  Subject to Section 6.05(b) and any applicable Servicing Supplement, the Servicer shall use commercially reasonable efforts to sell or otherwise dispose of any Matured Vehicle not purchased by the Lessee or a Dealer and to repossess or recover and sell or otherwise dispose of any Liquidated Vehicle.  In accordance with the foregoing standards, the Servicer shall follow the Credit and Collection Policy, which may include (i) engaging in self-help repossession to the extent permitted under Applicable Law, (ii) exercising efforts to realize upon Dealer Recourse Rights as the Servicer may determine in its sole discretion, (iii) consigning a Vehicle to a Dealer for resale or re-lease (to the extent permitted by applicable law), (iv) selling a Vehicle at public or private sale in a commercially reasonable manner or (v) commencing and prosecuting Proceedings with respect to such Lease or the related Vehicle.

Section 7.02.  Expenses Relating to Vehicle Sales and Dispositions.  The Servicer shall not be required to expend its own funds in repairing a Vehicle that has been damaged by reason of an event for which the related Lessee was not required under its Lease to obtain casualty or other insurance or maintain such insurance in full force and effect, unless the Servicer shall reasonably determine that such expenditure is likely to enhance Net Liquidation Proceeds.  The Servicer shall expend funds in connection with the repossession and recovery or sale or other disposition of any Vehicle (and such expense shall be deemed a Liquidation Expense) only to the extent that it reasonably determines that anticipated Liquidation Expenses will not exceed anticipated Liquidation Proceeds.  Except as otherwise provided in the related Servicing Supplement, the Servicer shall be reimbursed for Disposition Expenses and Liquidation Expenses as provided in Section 3.09(c).  The Titling Trust shall grant to the Servicer a Power of Attorney, and the Servicer, as “grantee” thereunder, with full power of substitution, shall give prompt notice to the Titling Trust upon any such substitution.

Section 7.03.  Sale and Disposition Procedures.

(a)          In connection with the sale or other disposition of a Vehicle, the Servicer will, upon receipt of proceeds of such sale, (i) on behalf of the Collateral Agent, deliver the related Certificate of Title to the purchaser of such Vehicle, (ii) if such Vehicle is a Collateral Agent Vehicle, cause the lien on the Certificate of Title in favor of the Collateral Agent to be removed, (iii) deliver notice of such sale or other disposition to the Titling Trust Administrator (if MBFS USA is not the Titling Trust Administrator) and (iv) change its records to reflect the termination of the Titling Trust’s interest in such Lease and Vehicle.

(b)          Notwithstanding any other provision of this Agreement, in the event that any Vehicle is sold or otherwise disposed of by the Servicer, each of the Titling Trust and the Lender will be deemed automatically to release, and immediately prior to such sale or other disposition, does hereby agree to release at such time, any and all Liens and other rights and interests it possesses or may possess from time to time, without further action of the parties, in, to and under such Vehicle, the proceeds thereof (including pursuant to any Insurance Policy) with respect to or covering such Vehicle and any contract or agreement for the sale or other disposition of such Vehicle.  Notwithstanding the foregoing, nothing herein shall constitute a release of any rights under the Basic Documents to receive an amount equal to the proceeds of such sale or other disposition.  The foregoing release shall not affect the obligations of the Servicer to enter Payment Information with respect to such Vehicle in accordance with this Agreement.

Section 7.04.  Security Deposits.  The Servicer shall treat all security deposits remitted to it (or deemed remitted to it) in accordance with the Credit and Collection Policy as agent, custodian and bailee for the Titling Trust and as proceeds of the Leases, pending application of the proceeds thereof pursuant to this Section.  The Servicer shall apply the proceeds of each security deposit in accordance with Applicable Law, the Credit and Collection Policy and the terms of the related Lease, including payment of shortfalls resulting from the related Lessee’s default or failure to make payments required by the related Lease or from damage to the related Vehicle.  Upon termination of a Lease, the Servicer shall return to the related Lessee any portion of the related security deposit remaining after deducting any amounts permitted under Applicable Law and the related Lease.  To the extent permitted by Applicable Law and the related Lease, if a Lease becomes a Defaulted Lease or a Liquidated Lease, then the related security deposit shall become Liquidation Proceeds, which the Servicer shall apply (net of any Liquidation Expenses) to amounts owed by the related Lessee under such Lease.  Except as otherwise required by Applicable Law, (i) the Servicer shall not be required to segregate security deposits from its own funds and (ii) any income earned from any investment on the security deposits by the Servicer shall be for the account of the Servicer as additional compensation.

ARTICLE EIGHT

SERVICER DEFAULT

Section 8.01.  Facility Servicer Event of Default.

(a)          The occurrence of an Insolvency Event with respect to the Servicer will be a “Facility Servicer Event of Default”.

(b)          The Servicer will notify the Covered Parties of any Facility Servicer Event of Default, no later than two Business Days after an Authorized Officer of the Servicer obtains knowledge of such event.

(c)          If a Facility Servicer Event of Default has occurred, all of the rights and obligations (other than the rights and obligations of the Servicer set forth in Section 3.03) of the Servicer under this Agreement may be terminated by: (i) so long as any Exchange Notes remain Outstanding, the Exchange Noteholders representing at least 50% of the aggregate Exchange Note Balance (voting as a single class), (ii) if there are no Exchange Notes Outstanding, but the Revolving Facility Balance is greater than zero or the Revolving Facility has not been terminated, the Lender and (iii) otherwise, the Titling Trust, in each case by notice to the Servicer, the Administrative Agent, the Lender, the Collateral Agent and each Exchange Noteholder.

Section 8.02.  Revolving Facility Servicer Events of Default.

(a)          The occurrence and continuation of any of the following events will be a “Revolving Facility Servicer Event of Default”:

(i)
any failure by the Servicer to deliver to the Collateral Agent or the Administrative Agent, or deposit into the Revolving Facility Collection Account, any proceeds or payment required to be so delivered with respect to the Revolving Facility Pool under this Agreement that continues unremedied for five Business Days after the earlier of the date on which (A) notice of such failure is given to the Servicer by the Lender or (B) an Authorized Officer of the Servicer has actual knowledge of such failure; or

(ii)
any failure by the Servicer to observe or to perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement with respect to the Revolving Facility which failure (A) materially and adversely affects the rights of the Administrative Agent or the Lender and (B) continues unremedied for a period of 30 days after the earlier of the date on which (1) notice of such failure is given to the Servicer by the Administrative Agent or the Lender or any Exchange Noteholder or (2) an Authorized Officer of the Servicer has actual knowledge of such failure.

(b)          The Servicer will notify the Covered Parties of any event that with the giving of notice or lapse of time, or both, would become a Revolving Facility Servicer Event of Default, no later than two Business Days after an Authorized Officer of the Servicer obtains knowledge of such event.  However, the Servicer is not required to provide such notice if, during such two Business Days, such event has been cured.

(c)          If a Revolving Facility Servicer Event of Default occurs and has not been remedied, all of the rights and obligations (other than the rights and obligations of the Servicer set forth in Section 3.03) of the Servicer under this Agreement, but solely with respect to the servicing of the Revolving Facility Pool, may be terminated by, (i) if the Revolving Facility Balance is greater than zero or the Revolving Facility has not been terminated, the Lender and (ii) otherwise, the Titling Trust, in each case by notice to the Servicer, the Administrative Agent, the Collateral Agent and the Lender.

Section 8.03.  Exchange Note Servicer Events of Default.

(a)          The occurrence and continuation of any of the following events will be an “Exchange Note Servicer Event of Default”:

(i)
any failure by the Servicer to deliver to the Administrative Agent any proceeds or payment required to be so delivered with respect to an Exchange Note under this Agreement or the applicable Servicing Supplement that continues unremedied for two Business Days after the earlier of the date on which (A) notice of such failure is given to the Servicer by the Administrative Agent or (B) an Authorized Officer of the Servicer has actual knowledge of such failure;

(ii)
any failure by the Servicer to observe or to perform in any material respect any other covenants or agreements of the Servicer with respect to an Exchange Note set forth in this Agreement or the applicable Servicing Supplement which failure (A) materially and adversely affects the rights of the Administrative Agent or the related Exchange Noteholder and (B) continues unremedied for a period of 30 days after an Authorized Officer of the Servicer has actual knowledge of such failure or notice of such failure is given to the Servicer by the Administrative Agent or the related Exchange Noteholder; or

(iii)	with respect to a particular Reference Pool, any “Additional Exchange Note Servicer Event of Default” specified in the related Servicing Supplement.

(b)          The Servicer will notify the Covered Parties of any event that with the giving of notice or lapse of time, or both, would become an Exchange Note Servicer Event of Default, no later than two Business Days after an Authorized Officer of the Servicer obtains knowledge of such event.  However, the Servicer is not required to provide such notice if, during such five Business Days such event has been cured.

(c)          If an Exchange Note Servicer Event of Default occurs and has not been remedied, all of the rights and obligations (other than the rights and obligations of the Servicer set forth in Section 3.03) of the Servicer under this Agreement, but solely with respect to the servicing of the related Reference Pool, may be terminated by, (i) so long as the related Exchange Note remains Outstanding, the related Exchange Noteholder and (ii) if the related Exchange Note is not Outstanding, the Lender, in each case by notice to the Servicer, the Administrative Agent and the Collateral Agent.

Section 8.04.  Appointment of Successor Servicer.

(a)          Upon the receipt by the Servicer of a notice of termination pursuant to Sections 8.01, 8.02 or 8.03 (or such later date as may be specified in such notice of termination), all authority and power of the Servicer under this Agreement (in the case of a termination pursuant to Sections 8.02 or 8.03, solely to the extent of the rights so terminated) will pass to and be vested in the successor Servicer as may be appointed under this Section.  In such event, the Titling Trust, the Lender, the Administrative Agent and the Collateral Agent are authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the termination and replacement of the Servicer (in the case of a termination pursuant to Sections 8.02 or 8.03, to the extent of the rights so terminated).

(b)          Upon termination of the Servicer pursuant to Sections 8.01, 8.02 or 8.03, the predecessor Servicer will cooperate with the successor Servicer, the Lender, the Administrative Agent, the Collateral Agent and the Titling Trust in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement (in the case of a termination pursuant to Sections 8.02 or 8.03, to the extent of the rights so terminated), including, as soon as practicable, (i) the transfer to such successor Servicer for administration by it of all cash amounts relating to the Collateral (or, in the case of a termination pursuant to Sections 8.02 or 8.03, the applicable portion of the Collateral) that are held by the predecessor Servicer for deposit, or thereafter will be received with respect to the Collateral (or such portion thereof, as the case may be) and (ii) the delivery of the related Lease Files and the related accounts and records maintained by the Servicer.  In no event, however, will the Servicer be obligated to provide or license its proprietary servicing procedures, processes, models, software or other applications to any successor Servicer or any third party.  All reasonable costs and expenses (including attorneys’ fees) incurred by the successor Servicer in connection with amending this Agreement or any applicable Servicing Supplement to reflect such succession as Servicer pursuant to this Article will be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses.

(c)          If the Servicer is terminated pursuant to Sections 8.01, 8.02 or 8.03, it will continue to perform its functions as Servicer under this Agreement until the date specified in the notice of termination.  If the Servicer resigns pursuant to Section 3.06, it will continue to perform its functions as Servicer under this Agreement until the later of (i) the date 45 days from the delivery to the parties hereto and the other Covered Parties of notice of such resignation in accordance with this Agreement and (ii) the date upon which the Servicer is legally unable to act as Servicer, as specified in the notice of resignation and accompanying Opinion of Counsel.  If the Servicer resigns or is terminated under this Agreement, the Administrative Agent (so long as the Collateral Agency Agreement is in effect) and, thereafter, the Titling Trust will (i) in the case of the Administrative Agent, provide notice of such termination or resignation to the Titling Trust and the Collateral Agent and (ii) as promptly as possible, appoint an established institution having a net worth of not less than $50 million whose regular business includes the servicing of automotive leases and the related leased vehicles, as the successor to the Servicer under this Agreement (in the case of a termination pursuant to Sections 8.02, or 8.03, solely to the extent of the rights so terminated).  Such successor will accept its appointment by (i) entering into a Servicing Agreement with the Titling Trust, the Lender and the Collateral Agent having substantially the same provisions as the provisions of this Agreement applicable to the Servicer (as modified, to the extent applicable, by any related Servicing Supplement), in a form acceptable to the Titling Trust, the Lender (with respect to the servicing of the Revolving Facility Pool only), the Collateral Agent and, in the case of a termination pursuant to Section 8.03, the Exchange Noteholder of the related Exchange Note and (ii) delivering a copy of such Servicing Agreement to the parties to such agreement, the Administrative Agent and, if applicable, the Exchange Noteholder of any related Outstanding Exchange Note.

(d)          If no Person has accepted its appointment as successor Servicer when the predecessor Servicer ceases to act as Servicer in accordance with this Section, the Administrative Agent will appoint, or petition a court of competent jurisdiction to appoint, an established institution having a net worth of not less than $50 million whose regular business includes the servicing of automotive leases and the related leased vehicles, as successor to the Servicer under this Agreement and any applicable Servicing Supplement.

(e)          Upon its acceptance of its appointment as successor Servicer, the successor Servicer will be the successor in all respects to the predecessor Servicer, and will be subject to all of the responsibilities, duties, and liabilities following such successor Servicer’s appointment placed on the predecessor Servicer relating to such predecessor Servicer’s performance of its duties as Servicer (in the case of a termination pursuant to Sections 8.02 or 8.03, to the extent of the rights so terminated).

(f)          In connection with any appointment of a successor Servicer, the Administrative Agent (so long as the Collateral Agency Agreement is in effect) and, thereafter, the Titling Trust, may make such arrangements for the compensation of such successor Servicer out of Collections and other property constituting a part of the Collateral (but solely to the extent of the Collateral relating to the rights so terminated) as it and such successor Servicer may agree.  The Administrative Agent (so long as the Collateral Agency Agreement is in effect) and, thereafter, the Titling Trust and the predecessor Servicer will take such action, consistent with this Agreement, as will be necessary to effectuate any such succession.

Section 8.05.  Waiver of Servicer Event of Default.  The Person(s) entitled to remove the Servicer pursuant to Sections 8.01, 8.02 or 8.03 may waive any related Servicer Event of Default, as the case may be, and its consequences.  Upon any such waiver, the applicable Servicer Event of Default will cease to exist, and will be deemed to have been remedied for every purpose of this Agreement.  No such waiver will extend to any subsequent or other event or impair any right consequent thereon.

ARTICLE NINE

REPORTING

Section 9.01.  Monthly Revolving Facility Reports.  Each month, the Servicer will make available to the Lender, the Collateral Agent, the Administrative Agent, the Titling Trust and the Titling Trust Administrator (so long as MBFS USA is not the Titling Trust Administrator), a Monthly Revolving Facility Report.

Section 9.02.  Monthly Exchange Note Reports.  Except as otherwise provided in the related Servicing Supplement, each month, the Servicer will deliver to the Lender, the Collateral Agent, the Administrative Agent, the related Exchange Noteholder and any entities listed in the related Servicing Supplement a Monthly Exchange Note Report.

Section 9.03.  Annual Statement as to Compliance.  The Servicer will deliver to each Exchange Noteholder, each Rating Agency and each other Person so specified in any Servicing Supplement on or before April 30 of each year, beginning April 30, 2024, an Officer’s Certificate, dated as of December 31 of the preceding calendar year, stating that (i) a review of the activities of the Servicer during the preceding calendar year and of its performance under this Agreement has been made under such officer’s supervision and (ii) to such officers’ knowledge, based on such review, the Servicer has fulfilled all its obligations in respect of the related Exchange Note and Reference Pool under this Agreement throughout such year in all material respects, or, if there has been a default in the fulfillment of any such obligation in any material respect and such default is continuing, specifying each such default known to such officers and the nature and status of such default.  Notwithstanding the foregoing, the Servicer will not be required to comply with the requirements of this Section if MBFS USA is the sole Holder and no Exchange Notes have been issued.

Section 9.04.  Annual Independent Certified Public Accountants’ Report.  In the event that debt obligations secured by an Exchange Note are issued by the related Exchange Noteholder, the Servicer will cause a firm of nationally recognized Independent certified public accountants to deliver to the related Exchange Noteholder and any owner trustee and indenture trustee involved with respect to such debt offering, on or before April 30 of each year, beginning April 30, 2024, a report with respect to the preceding calendar year addressed to the board of directors of the Servicer, stating that an audit (i) was made in accordance with generally accepted auditing standards that included tests relating to automotive leases serviced for others in accordance with the requirements of the Item 1122 of the SEC’s Regulation AB or any successor program (the “Program”), to the extent the criteria in such Program are applicable to the servicing obligations set forth in this Agreement and the related Servicing Supplement and (ii) except as described in the report, disclosed no exceptions or errors in the records relating to motor vehicle leases serviced for others that such firm is required to report under the Program.  Notwithstanding the foregoing, the Servicer will not be required to comply with the requirements of this Section, if MBFS USA is the sole Holder and no Exchange Notes have been issued.  In the event such accounting firm requires an indenture trustee involved with respect to such debt offering to agree to the procedures performed by such firm, the Servicer shall direct such indenture trustee in writing to so agree; it being understood and agreed that the indenture trustee will deliver such letter of agreement in conclusive reliance upon the direction of the Servicer, and the indenture trustee shall not make any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.  Delivery of such reports, information and documents to the indenture trustee is for informational purposes only, and the indenture trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Servicer’s compliance with any of its covenants under this Agreement and the related Servicing Supplement.

Section 9.05.  Other Notices.

(a)          Notice of Merger or Consolidation of or Assumption of the Obligations of Servicer.  The Servicer will notify the Covered Parties of any merger, consolidation or succession pursuant to Section 3.04 (other than in the case of a corporate reorganization involving only Mercedes-Benz Financial Services USA LLC and/or one or more of its Affiliates) within 15 Business Days after any such event.

(b)          Notice of Third Party Claims.  The Servicer will notify the Covered Parties within 15 Business Days following the date on which an Authorized Officer of the Servicer becomes aware of a claim by a third party with respect to any Titling Trust Asset, which claim could reasonably be expected to have a material adverse effect on any party hereto, the Administrative Agent, any Exchange Noteholder or any trust established by an Exchange Noteholder.

(c)          Tax Reporting.  To the extent required by law, the Servicer will deliver to each Exchange Noteholder information for the preparation of the Exchange Noteholder’s U.S. federal income tax returns or, if applicable, the holders of debt securities issued by any Exchange Noteholder and secured by an Exchange Note.

(d)          Updating List of Authorized Officers.  The Servicer may from time to time designate the individuals who are authorized to act as “Authorized Officers” with respect to the Servicer pursuant to an Officer’s Certificate distributed to the Covered Parties, the Titling Trust Administrator and each other Person entitled to any such notice pursuant to the terms of a Servicing Supplement.

ARTICLE TEN

MISCELLANEOUS

Section 10.01.  Amendments.  This Agreement may be amended from time to time by the parties hereto with the consent of the related Exchange Noteholders (which consent shall be given as set forth in the related Servicing Supplement), unless the Servicer delivers an Officer’s Certificate or an Opinion of Counsel to the other parties hereto that any such amendment will not materially adversely affect the interests of any Exchange Noteholders (other than Exchange Noteholders who have consented to such amendment), in which case no such consent shall be required.  In connection with each amendment of this Agreement, the Servicer shall deliver an Opinion of Counsel to the other parties hereto that such amendment will not cause the Titling Trust to be classified as an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes.

Section 10.02.  No Legal Title to Titling Trust Assets.  The Servicer will not have legal title to any Titling Trust Assets.  Legal title to the Titling Trust Assets will remain with the Titling Trust.

Section 10.03.  Tax Characterization.  None of the parties to this Agreement will elect or permit an election to be made to treat the Titling Trust or the Mercedes-Benz Retail Specified Interest as an association taxable as a corporation for U.S. federal income tax purposes pursuant to Treasury Regulations 301.7701-3.

Section 10.04.  Notices.  Unless otherwise specified in this Agreement, all notices, requests, demands, consents, waivers or other communications to or from the parties to this Agreement will be in writing.  Notices, requests, demands, consents and other communications will be deemed to have been given and made, (i) upon delivery or, in the case of a letter mailed via registered first class mail, postage prepaid, three days after deposit in the mail and (ii) in the case of (a) an e-mail, when receipt is confirmed by telephone or by reply email from the recipient and (b) an electronic posting to a password-protected website, upon printed confirmation of the recipient’s access to such password-protected website, or when notification of such electronic posting is confirmed in accordance with clauses (ii)(a) through (ii)(b) above.  Unless otherwise specified in this Agreement, any such notice, request, demand, consent or other communication will be delivered or addressed, in the case of (i) the parties to this Agreement, as set forth on Schedule I or at such other address or e-mail address as any party may designate by notice to the other parties or (ii) the Titling Trust Administrator, at its address, at its address provided in the Titling Trust Agreement.

Section 10.05.  Third-Party Beneficiaries.  This Agreement will inure to the benefit of and be binding upon the parties to this Agreement and their assigns and for the benefit of any owner trustee or indenture trustee with respect to debt obligations issued by an Exchange Noteholder and secured by an Exchange Note or other party that may be specified in the Servicing Supplements, each of which will be considered to be a third-party beneficiary of this Agreement.  Except as otherwise provided in this Agreement, no other Person will have any right or obligation under this Agreement.

Section 10.06.  No Petition.  Each of the Servicer, the Collateral Agent and the Initial Beneficiary covenants and agrees that for a period of one year and one day (or, if longer, any applicable preference period) after payment in full of all Exchange Notes and all outstanding Securities, it will not institute against, or join any Person in instituting against, the Titling Trust or the Initial Beneficiary any bankruptcy, reorganization, arrangement, insolvency or liquidation Proceedings, or other Proceedings under any Insolvency Law in connection with any obligations relating to any of the Basic Documents.

Section 10.07.  GOVERNING LAW; SUBMISSION TO JURISDICTION.

(a)          THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTION 5‑1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(b)          Each party to this Agreement submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York, New York for purposes of all Proceedings arising out of or relating to this Agreement or the transactions contemplated by the Basic Documents.  Each party to this Agreement irrevocably waives, to the fullest extent it may do so, any objection that it may now or hereafter have to the laying of the venue of any such Proceeding brought in such a court and any claim that any such Proceeding brought in such a court has been brought in an inconvenient forum.

Section 10.08.  WAIVER OF JURY TRIAL.  EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER BASIC DOCUMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY SUCH OTHER BASIC DOCUMENT.

Section 10.09.  Severability.  If any one or more of the covenants, agreements, provisions or terms of this Agreement is held invalid, illegal or unenforceable, then such covenants, agreements, provisions or terms will be deemed severable from the remaining covenants, agreements, provisions and terms of this Agreement and will in no way affect the validity, legality or enforceability of the other covenants, agreements, provisions and terms of this Agreement.

Section 10.10.  Servicing Agreement.  This Agreement may be executed in any number of counterparts, each of which will be an original, and all of which will together constitute one and the same instrument.  This Agreement shall be valid, binding, and enforceable against a party only when executed by an authorized individual on behalf of the party by means of (i) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, in each case to the extent applicable; (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature.  Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature.  Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any electronic signature or faxed, scanned, or photocopied manual signature of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.

Section 10.11.  Table of Contents and Headings.  The Table of Contents and the various headings in this Agreement are included for convenience only and will not affect the meaning or interpretation of any provision of this Agreement.

Section 10.12.  Further Assurances.  The Servicer agrees to do and perform any and all acts and to execute any and all further instruments required or reasonably requested by the other parties hereto or by the Initial Beneficiary to more fully effect the purposes of this Agreement, including the execution of any financing statements or continuation statements relating to the Trust Estate for filing under the provisions of the UCC of any applicable jurisdiction.

Section 10.13.  Agent for Service.  Upon the issuance of an Exchange Note, each of the Servicer and the Titling Trust shall appoint an agent for service in respect of this Agreement.

Section 10.14.  No Recourse.  It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by BNYM, not individually or personally but solely as trustee of the Titling Trust, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of Titling Trust is made and intended not as personal representations, undertakings and agreements by BNYM but is made and intended for the purpose of binding only Titling Trust, (iii) nothing herein contained shall be construed as creating any liability on BNYM, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (iv) BNYM has made no investigation as to the accuracy or completeness of any representations and warranties made by the Titling Trust herein, and (v) under no circumstances shall BNYM be personally liable for the payment of any indebtedness or expenses of the Titling Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by Titling Trust under this Agreement or any other related documents.

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Servicing Agreement to be duly executed by their respective officers duly authorized as of the day and year first above written.

MERCEDES-BENZ FINANCIAL SERVICES USA LLC, as Lender

By:
Name:	Brian T. Stevens
Title:	Vice President and Controller

MERCEDES-BENZ FINANCIAL SERVICES USA LLC, as Servicer

By:
Name:	Christopher Trainor
Title:	Vice President

MERCEDES-BENZ VEHICLE TRUST,
as Titling Trust

By:	BNY MELLON TRUST OF DELAWARE, not in its individual capacity but solely as Titling Trustee

By:
Name:
Title:

COLLATERAL TITLE CO.,
as Collateral Agent

By:
Name:	Melissa A. Rosal
Title:	Vice President

AGREED AND ACKNOWLEDGED:

BNY MELLON TRUST OF DELAWARE,
not in its individual capacity but solely as
Titling Trustee of the Titling Trust

By:
Name:
Title:

EXHIBIT A

LOCATIONS OF LEASE FILES

On file with MERCEDES-BENZ FINANCIAL SERVICES USA LLC

A-1

EXHIBIT B

FORM OF MONTHLY REVOLVING FACILITY REPORT

On file with Mercedes-Benz Financial Services USA LLC

B-1

SCHEDULE I

ADDRESSES FOR NOTICE

(A)	In the case of MBFS USA:	MERCEDES-BENZ FINANCIAL SERVICES USA LLC 35555 W. Twelve Mile Road, Suite 100 Farmington Hills, Michigan 48331 Attention: Steven C. Poling Telephone: (248) 991-6632

(B)	In the case of the Titling Trust:	c/o BNY Mellon Trust of Delaware Attention: Corporate Trust Administration 301 Bellevue Parkway, 3rd Floor Wilmington, Delaware 19809 AIM #19A-0307 Telephone: 302-283-8905

(C)	In the case of Holdings:	c/o MERCEDES-BENZ FINANCIAL SERVICES USA LLC 35555 W. Twelve Mile Road, Suite 100 Farmington Hills, Michigan 48331 Attention: Steven C. Poling Telephone: (248) 991-6632

(D)	In the case of the Titling Trustee:	BNY Mellon Trust of Delaware 301 Bellevue Parkway, 3rd Floor Wilmington, Delaware 19809 AIM #19A-0307 Attention: Kristine K. Gullo Telephone: 302-283-8905

(E)	In the case of the Titling Trust Administrator:	MERCEDES-BENZ FINANCIAL SERVICES USA LLC, as Titling Trust Administrator 35555 W. Twelve Mile Road, Suite 100 Farmington Hills, Michigan 48331 Attention: Steven C. Poling Telephone: (248) 991-6632

SI-1

With a copy to:	c/o MERCEDES-BENZ FINANCIAL SERVICES USA LLC 35555 W. Twelve Mile Road, Suite 100 Farmington Hills, Michigan 48331 Attention: Steven C. Poling Telephone: (248) 991-6632

SI-2